UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2011

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On February 15, 2011, the Company amended its Bylaws. The primary purpose of the amendment, which did not require shareholder approval, was to implement a majority voting policy, as permitted under Connecticut law, for the election of directors. The following summary of the amendment to the Company's Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 3.ii to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 1, Article III of the Bylaws was amended to add language providing that, commencing with the annual meeting of shareholders in 2012, in order to be elected, nominees must still receive a plurality of the votes, however, if a nominee in an uncontested election receives more votes "against" than "for" election, the term of that director will end on the earlier of (1) ninety (90) days or (2) the date the Board selects a successor. Subject to the ability of the Board (excluding such nominee) to select any qualified individual to fill the vacancy (including, subject to the Board's fiduciary duties to the Company, the nominee in question), a nominee who is elected but receives more votes against than for election will not serve beyond ninety (90) days.

Item 9.01 Financial Statements and Exhibits.

Exhibit

3.ii. Stanley Black & Decker, Inc. Bylaw Amendment

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

February 16, 2011	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.ii	Stanley Black & Decker, Inc. Bylaw Amendment